                                                                       Exhibit A

                           AMENDMENT TO LOAN AGREEMENT

      THIS AMENDMENT TO LOAN AGREEMENT (this "Amendment") is made and entered into as of May 17, 1999 by and among CARROLS CORPORATION, a Delaware corporation (the "Borrower"); each of the Lenders which is or may from time to time become a party to the Loan Agreement (as defined below) (individually, a "Lender" and, collectively, the "Lenders"), MANUFACTURERS AND TRADERS TRUST COMPANY, as Co-Agent, NATIONSBANK, N.A., as Co-Agent, SUNTRUST BANK, ATLANTA, as Co-Agent, and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association, acting as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent").

                                    RECITALS

      A. The Borrower, the Lenders and the Agent executed and delivered that certain Loan Agreement dated as of February 12, 1999. Said Loan Agreement, as amended, supplemented and restated, is herein called the "Loan Agreement". Any capitalized term used in this Amendment and not otherwise defined shall have the meaning ascribed to it in the Loan Agreement.

      B. The Borrower, the Lenders and the Agent desire to amend the Loan Agreement in certain respects.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties herein set forth, and further good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Agent do hereby agree as follows:

      SECTION 1. Amendment to Loan Agreement.

      (a) The definition of "Revolving Loan Commitment" set forth in Section 1.1 of the Loan Agreement is hereby amended to read in its entirety as follows:

            Revolving Loan Commitment means, as to any Lender, the obligation, if any, of such Lender to make Revolving Loans and incur or participate in Letter of Credit Liabilities in an aggregate principal amount at any one time outstanding up to (but not exceeding) the amount, if any, set forth opposite such Lender's name on the following table, or otherwise provided for in an Assignment and Acceptance Agreement (as the same may be reduced from time to time pursuant to Section 2.3 hereof):

                    Lender                          Revolving Commitment
                    ------                          --------------------

              CHASE BANK OF TEXAS,                     $19,476,904.37
               NATIONAL ASSOCIATION

              MANUFACTURERS AND TRADERS
              TRUST COMPANY                            $19,476,904.38

              NATIONSBANK, N.A.                        $19,476,904.38

              SUNTRUST BANK, ATLANTA                   $19,476,904.38

              THE NORTHERN TRUST COMPANY               $13,546,191.25

              COMERICA BANK                            $ 6,773,095.62

              NATIONAL CITY BANK OF KENTUCKY           $ 6,773,095.62

The above amounts give effect to certain Assignments and Acceptances dated May 17, 1999 executed by (i) Chase Bank of Texas, National Association, Manufacturers and Traders Trust Company, NationsBank, N.A. and Suntrust Bank, Atlanta in favor of National City Bank of Kentucky and (ii) Chase Bank of Texas, National Association in favor of The Northern trust Company and Comerica Bank.

      SECTION 2. Ratification. Except as expressly amended by this Amendment, the Loan Agreement and the other Loan Documents shall remain in full force and effect. None of the rights, title and interests existing and to exist under the Loan Agreement are hereby released, diminished or impaired, and the Borrower hereby reaffirms all covenants, representations and warranties in the Loan Agreement.

      SECTION 3. Expenses. The Borrower shall pay to the Agent all reasonable fees and expenses of its respective legal counsel (pursuant to Section 11.3 of the Loan Agreement) incurred in connection with the execution of this Amendment.

      SECTION 4. Certifications. The Borrower hereby certifies that (a) no material adverse change in the assets, liabilities, financial condition, business or affairs of the Borrower has occurred and (b) no Default or Event of Default has occurred and is continuing or will occur as a result of this Amendment.

      SECTION 5. Miscellaneous. This Amendment (a) shall be binding upon and inure to the benefit of the Borrower, the Lenders and the Agent and their respective successors, assigns, receivers and trustees; (b) may be modified or amended only by a writing signed by the required parties; (c) shall be governed by and construed in accordance with the laws of the State of New York and the United States of America; (d) may be executed in several counterparts by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original agreement, and all such separate counterparts shall constitute but one and the same agreement and (e) together with the other Loan Documents, embodies the entire agreement and


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

understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter. The headings herein shall be accorded no significance in interpreting this Amendment.

               NOTICE PURSUANT TO TEX. BUS. & COMM. CODE ss.26.02

      THE LOAN AGREEMENT, AS AMENDED BY THIS AMENDMENT, AND ALL OTHER LOAN DOCUMENTS EXECUTED BY ANY OF THE PARTIES PRIOR HERETO OR SUBSTANTIALLY CONCURRENTLY HEREWITH CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                   REMAINDER OF PAGE LEFT BLANK INTENTIONALLY


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

      IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have caused this Amendment to be signed by their respective duly authorized officers, effective as of the date first above written.

                                        CARROLS CORPORATION.
                                        a Delaware corporation


                                        By: [ILLEGIBLE]
                                           -------------------------------------
                                        Name:___________________________________
                                        Title:__________________________________


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

                                        CHASE BANK OF TEXAS, NATIONAL
                                        ASSOCIATION, as Agent and as a Lender


                                        By: /s/ Michael J. Costello
                                           -------------------------------------
                                           Michael J. Costello, Vice President


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

                                        MANUFACTURERS AND TRADERS TRUST
                                        COMPANY, as Co-Agent and as a Lender


                                        By: /s/ Michele J. Martin
                                           -------------------------------------
                                        Name:  Michele J. Martin
                                             -----------------------------------
                                        Title: Vice President
                                              ----------------------------------


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

                                        NATIONSBANK, NA., as Co-Agent and as a
                                        Lender


                                        By: /s/ William W. Tucker
                                           -------------------------------------
                                        Name:  William W. Tucker
                                             -----------------------------------
                                        Title: Senior Vice President
                                              ----------------------------------


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

                                        SUNTRUST BANK, ATLANTA.
                                        as Co-Agent and as a Lender


                                        By: /s/ J. Scott Deviney
                                           -------------------------------------
                                        Name:  J. Scott Deviney
                                             -----------------------------------
                                        Title: AVP
                                            ------------------------------------


                                        By: /s/ Donald M. Thompson
                                           -------------------------------------
                                        Name:  Donald M. Thompson
                                             -----------------------------------
                                        Title: VP
                                              ----------------------------------

                                        THE NORTHERN TRUST COMPANY


                                        By: /s/ [ILLEGIBLE]
                                           -------------------------------------
                                        Name:  [ILLEGIBLE]
                                             -----------------------------------
                                        Title: VP
                                              ----------------------------------


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

                                        COMERICA BANK


                                        By: /s/ David W. Shirey
                                           -------------------------------------
                                        Name: David W. Shirey
                                             -----------------------------------
                                        Title: Assistant Vice President
                                              ----------------------------------

                                        NATIONAL CITY BANK OF KENTUCKY


                                        By: /s/ Tom Gurbach
                                           -------------------------------------
                                        Name: Tom Gurbach
                                             -----------------------------------
                                        Title: Vice President
                                              ----------------------------------


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

      The undersigned hereby join in this Amendment to evidence their consent to execution by Borrower of this Amendment, to confirm that each Loan Document now or previously executed by the undersigned applies and shall continue to apply to the Loan Agreement, as amended hereby, to acknowledge that without such consent and confirmation. Lender would not execute this Amendment and to join in the notice pursuant to Tex. Bus. & Comm. Code ss.26.02 set forth above.

                                        CARROLS REALTY HOLDINGS CORP.,
                                        a Delaware corporation

                                        By:  [ILLEGIBLE]
                                           -------------------------------------
                                        Name:___________________________________
                                        Title:__________________________________


                                        CARROLS HOLDINGS CORPORATION,
                                        a Delaware corporation

                                        By:  [ILLEGIBLE]
                                           -------------------------------------
                                        Name:___________________________________
                                        Title:__________________________________


                                        CARROLS REALTY HOLDINGS CORP.,
                                        a Delaware corporation

                                        By:  [ILLEGIBLE]
                                           -------------------------------------
                                        Name:___________________________________
                                        Title:__________________________________


                                        CARROLS REALTY I CORP.,
                                        a Delaware corporation

                                        By:  [ILLEGIBLE]
                                           -------------------------------------
                                        Name:___________________________________
                                        Title:__________________________________


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

                                        POLLO FRANCHISE, INC.,
                                        a Florida corporation


                                        By:  [ILLEGIBLE]
                                           -------------------------------------
                                        Name:___________________________________
                                        Title:__________________________________


                                        POLLO OPERATIONS, INC.,
                                        a Florida corporation

                                        By:  [ILLEGIBLE]
                                           -------------------------------------
                                        Name:___________________________________
                                        Title:__________________________________


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